==============================================================================

                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549


                                   FORM 8-K

                                CURRENT REPORT
                       Pursuant to Section 13 or 15(d)
                    of the Securities Exchange Act of 1934



               Date of Report (Date of earliest event reported):
                               October 12, 1996



                             MELVILLE CORPORATION
            (Exact Name of Registrant as Specified in its Charter)



         New York                  1-1011                      04-1611460
     (State or Other        (Commission File Number)          (IRS Employer
      Jurisdiction                                            Identification
      of Incorporation)                                              No.)



     One CVS Drive
     Woonsocket, RI                                    02895
    (Address of Principal Executive                  (Zip Code)
     Offices)

             Registrant's telephone number, including area code:
                                (401) 765-1500


                                  Not Applicable
                  (Former Name or Former Address, if Changed
                              Since Last Report)



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Item 2.        Acquisitions or Dispositions of Assets.


                                 Introduction

         On October 12, 1996 (the "Distribution Date"), Melville Corporation ("Melville") effected the distribution (the "Distribution") of 100% of the shares of common stock, par value $.01 per share (the "Footstar Common Stock"), of Footstar, Inc., a Delaware corporation ("Footstar"), held by Melville to holders of Melville's common stock, par value $1.00 per share ("Melville Common Stock"). Such shares of Footstar Common Stock represented all of the Footstar Common Stock owned by Melville and were distributed by Melville to its shareholders of record (other than Melville Restricted Shareholders (as defined below)) as of the close of business on October 2, 1996 (the "Record Date") on the basis of 0.2879 shares of Footstar Common Stock for every one share of Melville Common Stock held of record on the Record Date. Holders ("Melville Restricted Shareholders") of restricted shares of Melville Common Stock issued under Melville stock-based compensation plans to Melville employees who remained Melville employees after the Distribution did not receive Footstar Common Stock in respect of such restricted stock in the Distribution and, in lieu thereof, an adjustment to the applicable restricted stock award is being made pursuant to the terms of such compensation plans whereby such employees will receive additional Melville restricted stock equivalent to the Footstar Common Stock that would otherwise have been received in the Distribution. No consideration was paid to Melville or Footstar by Melville shareholders for the shares of Footstar Common Stock received in the Distribution. Immediately following the Distribution, Melville owned no shares of Footstar Common Stock or other securities of Footstar.

               Prior to the Distribution Date, Melville contributed to Footstar all of the outstanding shares of capital stock of, or other ownership interests in, the subsidiaries that own or operate the Meldisco and Footaction businesses and the Thom McAn business which is being discontinued (the "discontinued Thom McAn business") (except for Kmart Corporation's minority interest in the Meldisco subsidiaries), in accordance with the terms of the Distribution Agreement, entered into as of September 24, 1996, between Melville and Footstar. As of the Distribution, Footstar owned the Meldisco, Footaction and discontinued Thom McAn businesses.

               The Footstar Common Stock has been approved for listing on the New York Stock Exchange under the symbol "FTS" subject to official notice of issuance.

                Background to and Reasons for the Distribution

               Melville had, up to the time of the Restructuring Program described below, been a diversified retailer operating in four business segments: prescription drugs and health and beauty care through its CVS business; apparel through its Bob's Stores, its Marshalls business (up to the time of the sale of Marshalls on November 17, 1995) and its Wilson's leather goods chain (up to the time of the sale of Wilson's on May 25, 1996); footwear through its Meldisco, Footaction and Thom McAn businesses; and toys through its Kay-Bee business (up to the time of the sale of Kay-Bee on May 5, 1996) and home furnishings through its Linens 'n Things and This End Up businesses (up to the time of the sale of This End Up on May 31, 1996).

               In Melville's letter to shareholders accompanying its 1994 Annual Report, Melville informed its shareholders that it was commencing a strategic review of its organization and operations which it expected would be substantially completed by December 31, 1995. In early 1994, Melville began to explore various transaction structures, and this activity was accelerated in late 1994 and throughout 1995. In the Spring of 1995, Melville retained Morgan Stanley & Co. Incorporated ("Morgan Stanley") as financial adviser and certain other advisers to assist in designing, formulating and implementing Melville's restructuring strategy and plan (including Bain & Co., as a management consultant, and Financo, Inc. as financial adviser in connection with the sale of Kay-Bee and This End Up and, together with Morgan Stanley, the sale of Marshalls). In this strategic review, Melville worked with its advisers and legal counsel and accountants in an analysis and valuation of, among other things, the financial, market, credit, tax, accounting and regulatory implications of alternative transactions and structures, and Melville and its advisers examined the mix of its businesses and the role and strategy of each in generating sales and profits, as well as each business' market position and growth potential.

               These preparatory efforts of Melville's management and advisers culminated in the formulation and announcement in October 1995 of Melville's comprehensive strategic restructuring program (the "Restructuring Program") designed to achieve various strategic, profitability and growth objectives as well as cost savings, and thereby to increase value for Melville shareholders. The Restructuring Program included:

               (i) The planned creation of independent retailing companies in the chain drug and footwear industries. After giving effect to the Restructuring Program, the remaining Melville (which, subject to shareholder approval, will be renamed CVS Corporation) will be a publicly traded holding company consisting of CVS and, initially, Linens 'n Things and Bob's.

               On June 3, 1996, Melville announced a formal plan to separate Linens 'n Things and Bob's from CVS, with Linens 'n Things and Bob's to be classified as discontinued operations in Melville's financial statements. On September 18, 1996 a registration statement was filed under the Securities Act of 1933 relating to a public offering of shares of common stock of Linens 'n Things held by Melville. Melville has publicly announced its intention to dispose of, subject to market conditions, its entire ownership position in Linens 'n Things by the end of 1997. No assurance can be given as to when or whether such public offering will be consummated, as to the number or offering price of shares to be sold therein.

               Footstar constitutes the footwear company which has become publicly traded through the Distribution.

               (ii) The previously announced sale of Marshalls to The TJX Companies, Inc., which was completed on November 17, 1995.

               (iii) The previously announced sale of Kay-Bee Toys to Consolidated Stores Corporation, which was completed on May 5, 1996.

               (iv) The previously announced sale of Wilson's to an investor group led by Wilson's management and other investors, which was completed on May 25, 1996; and the sale of This End Up to an outside investor group which was completed on May 31, 1996.

               (v) The recording by Melville of an after-tax charge of approximately $753.1 million in the fourth quarter of 1995 relating to the Restructuring Program. An additional after-tax charge of approximately $148 million was recorded by Melville in the second quarter of 1996, resulting primarily from certain actions announced by Melville on June 3, 1996 regarding discontinued operations.

               (vi) A revision of Melville's dividend policy to align the payout with the new Melville's growth and capital needs, as well as with the prevailing practices in each industry segment. In January 1996, Melville announced that its quarterly dividend would be reduced to $0.11 per share from $0.38 per share.

               As described above, the Distribution constituted part of the overall Restructuring Program. Melville had considered various alternatives with respect to the restructuring of the entire Melville portfolio of businesses (including its footwear operations) and concluded that the Distribution was in the best interests of Melville, Footstar and Melville's shareholders.

               In concluding that the Distribution was in the best interests of Melville, Footstar and Melville's shareholders, Melville considered, among other things, that (i) the Distribution positions Melville to take full advantage of the strategic opportunities currently presented by the ongoing drug store industry consolidation by creating two separate public companies which the financial markets will evaluate more effectively; (ii) the Distribution permits Melville and Footstar to offer management incentives in a manner that is more directly linked to the performance of their respective businesses, thereby better aligning these incentives with the interests of shareholders; (iii) the Distribution increases the strategic clarity of Melville and Footstar, as each will be focused on a specific industry and will have the decision-making power to respond quickly and decisively to evolving conditions in its industry; (iv) the Restructuring Program should increase overall aggregate profitability of the newly independent companies as a result of the cost savings achieved by removing functions that had been performed by Melville which duplicated similar functions performed by the Meldisco and Footaction businesses; and (v) for various corporate, strategic and contractual reasons, Footstar could not, in management's view, have been disposed of through a third party sale.

                    Certain Federal Income Tax Consequences

               On January 9, 1996, Melville filed an application for a ruling with the Internal Revenue Service (the "Service") to the effect that the proposed Distribution would qualify as tax-free to Melville and its shareholders. During the course of the Service's consideration of the application, from time to time it requested additional information from Melville. On August 29, 1996, the Service made another such request which further extended the review process for an indeterminate period. Melville believed that it was in the best interests of Melville, Footstar and Melville's shareholders to effect the Distribution on or about October 12, 1996. Accordingly, Melville withdrew its application and proceeded with the Distribution on the basis of an opinion of Davis Polk & Wardwell to the effect that the Distribution should qualify as tax-free to Melville and its shareholders under Sections 355 and 368 of the Internal Revenue Code of 1986, as amended (the "Code").

               Assuming that the Distribution qualifies as tax-free for federal income tax purposes:

                     (i) Except as described below with respect to fractional shares, a Melville shareholder will not recognize gain or loss as a result of the Distribution. Cash received in lieu of a fractional share will be treated as received in exchange for such fractional share. Gain or loss will be recognized to the recipient shareholder to the extent of the difference between the shareholder's basis in the fractional share and the amount received for the fractional share. Provided the fractional share interest is held as a capital asset by the recipient shareholder, such gain or loss will constitute capital gain or loss.

                     (ii) A Melville shareholder will apportion its tax basis for its Melville Common Stock between such Melville Common Stock and Footstar Common Stock received in the Distribution in proportion to the relative fair market values of such Melville Common Stock and Footstar Common Stock on the Distribution Date.

                     (iii) A Melville shareholder's holding period for
               Footstar Common Stock received in the Distribution will include the period during which such shareholder held the Melville Common Stock with respect to which the Distribution was made, provided that such Melville Common Stock was held as a capital asset by such shareholder as of the Distribution Date.

                     (iv) Except to the extent of any excess loss accounts or deferred intercompany gains, no gain or loss will be recognized to Melville as a result of the Distribution.

               Opinions of counsel are not binding on the Service or the courts. The Service may challenge positions taken based upon this opinion. Davis Polk & Wardwell, however, is of the opinion that if the Service were to assert that the Distribution did not qualify as tax-free, the Service should not prevail in a judicial proceeding in which the issues and facts were properly presented.

               If the Distribution does not qualify as a tax-free distribution, the fair market value of the shares of Footstar Common Stock received by the Melville stockholders would be taxable as a dividend. In that event, the tax basis of the shares of Footstar Common Stock held by the Melville stockholders after the Distribution would not change and the tax basis of the shares of Footstar Common Stock would be equal to their fair market value on the Distribution Date. In addition, Melville would recognize a capital gain equal to the difference between the fair market value of the shares of Footstar Common Stock and Melville's basis in such shares.

               Current Treasury regulations require each Melville shareholder who receives Footstar Common Stock pursuant to the Distribution to attach to its federal income tax return for the year in which the Distribution occurs a descriptive statement concerning the Distribution. Melville (or Footstar on its behalf) will make available requisite information to each Melville shareholder of record as of the Record Date.

               ALL SHAREHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISERS REGARDING THE PARTICULAR FEDERAL, FOREIGN, STATE AND LOCAL TAX CONSEQUENCES OF THE DISTRIBUTION TO THEM.

               For a description of agreements pursuant to which Melville and Footstar have provided for certain tax sharing and other tax matters, see "Relationship Between Melville and Footstar following the Distribution--Terms of the Tax Disaffiliation Agreement."


     Relationship between Melville and Footstar Following the Distribution

               This section of this Report describes certain agreements between Melville and Footstar that govern certain of the on-going relationships between Melville and Footstar after the Distribution and provide for an orderly transition to the status of two separate, independent companies. The following description of the Distribution Agreement and the Tax Disaffiliation Agreement (collectively, the "Distribution Documents"), do not purport to be complete and are qualified in their entirety by reference to the Distribution Documents, which are filed as exhibits to this Current Report on Form 8-K and are incorporated herein by reference.

               The Distribution Documents were entered into in connection with the Distribution and were, therefore, not the result of arm's length negotiation between independent parties. Additional or modified agreements, arrangements and transactions may be entered into between Melville and Footstar after the Distribution, which will be negotiated at arm's length.

Terms of the Distribution Agreement

               Melville and Footstar entered into a Distribution Agreement as of September 24, 1996 (the "Distribution Agreement"), among other things, to provide for the principal corporate transactions and certain procedures for effecting the Distribution, to define certain aspects of the relationship between Melville and Footstar after the Distribution and to provide for the allocation of certain assets and liabilities between Melville and Footstar.

               Contribution of Assets

               Pursuant to the Distribution Agreement, prior to the Distribution Date, Melville contributed (the "Contributions") to Footstar all of the outstanding shares of capital stock of, or other ownership interests in, the subsidiaries that own or operate Meldisco, Footaction and the discontinued Thom McAn business (except for Kmart Corporation's minority interest in the Meldisco subsidiaries).

               Cross Indemnification

               Footstar and Melville have indemnified one another against certain liabilities. Footstar has indemnified Melville and its subsidiaries (other than Footstar and its subsidiaries) (Melville and such subsidiaries being the "Melville Group") and their respective directors, officers and affiliates (collectively, the "Melville Indemnitees") from and against any and all damage, loss, liability and expense incurred or suffered by any of the Melville Indemnitees (i) arising out of or due to the failure of Footstar to pay, perform or otherwise discharge any obligations and liabilities of Footstar and its subsidiaries (including subsidiaries contributed pursuant to the Contributions and including subsidiaries as of and (except where the context clearly indicates otherwise) after the Distribution (the "Footstar Group")) under the Distribution Agreement (including all liabilities, whenever arising, of or relating to the Footstar Group or arising from or in connection with the conduct of the Footstar business or the ownership or use of assets in connection therewith) or (ii) arising out of or in connection with the provision by the Melville Group of Services (as defined below) to the Footstar Group pursuant to the Distribution Agreement. A subsidiary of Footstar will indemnify each of the Melville Indemnitees against any and all damage, loss, liability and expense arising out of or due to the failure of any Footstar subsidiary to pay, perform or otherwise discharge its obligations under any
Guaranteed Lease (as defined below).   Such indemnification obligations of
this Footstar subsidiary with respect to the Guaranteed Leases are guaranteed by Footstar.

               Melville has indemnified the Footstar Group and the respective directors, officers and affiliates of persons in the Footstar Group (collectively, the "Footstar Indemnitees") from and against any and all damage, loss, liability and expense arising out of or due to the failure of Melville to pay, perform, or otherwise discharge any obligations and liabilities of the Melville Group under the Distribution Agreement (including all liabilities, whenever arising, of or relating to the Melville Group or arising from or in connection with the conduct of the businesses of the Melville Group (other than the Footstar business) or the ownership or use of assets in connection therewith).

               Melville and Footstar have indemnified the other and the other's affiliates and controlling persons from certain liabilities under the securities laws in connection with Foostar's Registration Statement on Form 10 under the Securities Exchange Act of 1934 relating to the Distribution (and the related Information Statement dated September 26, 1996) or to contribute under certain circumstances to the amount payable by the other in respect thereof.

               None of the foregoing indemnities applies to indemnification for tax liabilities, which are addressed in the Tax Disaffiliation Agreement described below.

               The Distribution Agreement also includes procedures for notice and payment of indemnification claims and generally provides that the indemnifying party may assume the defense of a claim or suit brought by a
third party.   Any indemnification paid under the foregoing indemnities is to be paid net of the amount of any insurance or other amounts that would be payable by any third party to the indemnified party in the absence of such indemnity and net of any tax benefit to the Indemnified Party attributable to the relevant payment or liability, and shall be grossed up so that the indemnified party receives 100% of the after-tax amount thereof.

               Lease Guarantees

               The Distribution Agreement provided that, with respect to each real estate lease of Footstar or any of its subsidiaries that was in effect prior to the Distribution and that remains in effect following the Distribution (i) without any renewal option having been exercised or (ii) by reason of the exercise of any renewal option provided for in the terms of the lease as of the Distribution (collectively, the "Guaranteed Leases"), any lease guarantee of such Guaranteed Lease provided by Melville or Melville Realty Corporation ("MRC") and in effect as of the Distribution (a "Lease Guarantee") will remain in effect after the Distribution for the duration of the term of such lease and any extension thereof pursuant to the exercise of any such renewal option. Melville and MRC are indemnified against any liabilities arising from such Lease Guarantees as described under "--Cross
Indemnification" above.

               Transfer of Assets

               Subject to receipt of any necessary consents of third parties or regulatory bodies, (i) Melville will use its best efforts to transfer to the Footstar Group all assets not already owned by the Footstar Group and that relate solely to the business of the Footstar Group (and not to that of Melville) and Footstar will assume all liabilities associated with such assets and (ii) Footstar will use its best efforts to transfer to the Melville Group all assets not already owned by the Melville Group and that relate solely to the business of the Melville Group (and not to that of the Footstar Group) and Melville will assume all liabilities associated with such assets.

               Transitional Services

               Melville will provide or cause to be provided to Footstar certain specified services for a transitional period after the Distribution. The transitional services to be provided by Melville to Footstar are tax services ("Tax Services") as specified in the Tax Disaffiliation Agreement (as defined below), services relating to certain Melville health and welfare plans ("Welfare Services"), check collection services and insurance claims administration services (collectively, the "Services"). Such Services are to be provided in a manner generally consistent with the nature of Melville's intercompany services and practices prior to the Distribution.

               The Services are generally to be offered through the first anniversary of the Distribution Date, with the exception of Tax Services which are offered until December 31, 1997 and Welfare Services which are offered until December 31, 1996.

               The Distribution Agreement generally provides that the Services are provided in exchange for payment of Melville's costs therefor, except with respect to Tax Services for which the consideration is the provision by Footstar of certain tax services to Melville.

               Employee Benefits

               The Distribution Agreement provides that generally Melville ceases to have any liability under its employee benefit plans with respect to employees and former employees of the Footstar Group after the Distribution, except that (i) options and other outstanding stock based awards in respect of Melville stock continue to operate in accordance with their terms, (ii) the full account balances of current employees of the Footstar Group in Melville's 401(k) profit sharing plan will be transferred to a similar successor plan of Footstar and (iii) employees of the Footstar Group are entitled to exercise applicable distribution rights under Melville's employee stock ownership plan.

               Melville Rights in the Event of Certain Third Party Beneficial Ownership of Footstar

               The Distribution Agreement generally provides that no person or group may acquire beneficial ownership of more than 35% of the Footstar Common Stock, unless prior to such acquisition, the acquiror has provided to Melville a guarantee of Footstar's indemnity and other obligations under the Distribution Agreement. In addition, if any person or group acquires such beneficial ownership of Footstar, Melville may forthwith terminate the provision of Services.

               Access to Information; Provision of Witnesses; Confidentiality

               Pursuant to the Distribution Agreement, each of Footstar and Melville has agreed, for a reasonable period of time, to afford the other and certain of their agents reasonable access to all records in its possession relating to the business and affairs of the other party as reasonably required, including, for auditing, accounting, litigation, disclosure and reporting purposes, subject to limited exceptions. Each party will also use reasonable efforts to make available to the other, its officers, directors, employees and agents as witnesses, and otherwise cooperate with the other party, in connection with any proceeding arising out of the business of it or the other party prior to the Distribution.

               Except as otherwise provided in the Distribution Agreement, Footstar, Melville, and their respective officers, directors, employees and agents will hold all information in its possession concerning the other party in strict confidence.

               Transaction Expenses

               Melville is generally responsible for all transaction expenses incurred by the Melville Group or the Footstar Group in connection with the Distribution, except that Footstar is responsible for all fees and expenses under or in connection with its bank credit facility.

               Terms of the Tax Disaffiliation Agreement

               Melville and Footstar have entered into a tax disaffiliation agreement (the "Tax Disaffiliation Agreement") that sets forth each party's rights and obligations with respect to payments and refunds, if any, with respect to taxes for periods before and after the Distribution and related matters such as the filing of tax returns and the conduct of audits or other proceedings involving claims made by taxing authorities.

               In general, Melville will be responsible for filing consolidated federal and consolidated, combined or unitary state income tax returns for periods through the Distribution Date, and paying the associated taxes. Footstar will reimburse Melville for the portion of such taxes, if any, relating to the retail footwear businesses (except to the extent attributable to Bob's or Marshalls), provided, however, that with respect to any combined and unitary state income taxes based in part on allocation percentages, Footstar will reimburse Melville for the portion of such taxes attributable to the retail footwear businesses' contribution to the relevant allocation percentage. Footstar will be reimbursed, however, for tax attributes, such as net operating losses and foreign tax credits, when and to the extent that they are used on a consolidated, combined or unitary basis. Footstar will be responsible for filing, and paying the taxes associated with, all other tax returns relating to pre-Distribution tax periods relating solely to Footstar's businesses. Melville, however, will be responsible for preparing all income tax returns to be filed by Footstar for tax periods that end on or before the Distribution Date.

               In general, Footstar will indemnify Melville for taxes relating to a pre-Distribution tax period to the extent such taxes are attributable to the retail footwear businesses (except to the extent attributable to Bob's or Marshalls) or, in the case of any combined and unitary state income taxes based in part on allocation percentages, to the extent such taxes are attributable to the retail footwear businesses' contribution to the relevant allocation percentage and Melville will indemnify Footstar for all other taxes relating to a pre-Distribution tax period. The Tax Disaffiliation Agreement also provides that Melville will generally pay to Footstar the net benefit realized by Melville relating to Footstar's businesses from the carryback to pre-Distribution tax periods of certain tax attributes of Footstar arising in post-Distribution tax periods.

               Pursuant to the Tax Disaffiliation Agreement, Footstar will refrain from engaging in certain transactions for two years following the Distribution Date unless it shall first provide Melville with a ruling from the Internal Revenue Service or an unqualified opinion of counsel that the transaction will not cause the Distribution to become taxable. Transactions subject to these restrictions will include, among other things, the liquidation, merger, or consolidation with another company, the issuance or redemption of Footstar Common Stock, the sale, distribution or other disposition of assets out of the ordinary course of business, and the discontinuation of certain businesses, except as such transaction relates to the discontinuation of the Thom McAn business. Footstar will generally indemnify Melville against any tax liability resulting from Footstar's breach of any covenant or representation contained in the Tax Disaffiliation Agreement with respect to such transactions. In addition, Footstar and Melville have each agreed that neither party will take any action inconsistent with the information furnished by such party in connection with the rendering of the legal opinion regarding the tax-free nature of the Distribution and, until the expiration of the statute of limitations period applicable to the taxable year in which the Distribution occurs, neither party will make or change any accounting method, amend any tax return or take any tax position on any tax return, change the manner in which it conducts its business, or take (or omit to take) any other action that results in any increased tax liability relating to a pre-Distribution tax period. Footstar and Melville have agreed to indemnify the other for liabilities arising as a result of the breach by Footstar or Melville, as the case may be, of the foregoing agreement.
Footstar and Melville have also agreed to indemnify the other from liabilities under the securities laws or otherwise resulting from information furnished by Footstar or Melville, as the case may be.

               Item 7. Financial Statements, Pro Forma Financial Information
                     and Exhibits

                     (b) Pro Forma Financial Information

                     Set forth hereunder is the pro forma financial information required to be furnished by the Registrant with respect to the transaction described in Item 2 above.


                   UNAUDITED PRO FORMA FINANCIAL STATEMENTS

Prior to the Distribution Date, Footstar had been operating as part of Melville. The following Unaudited Pro Forma Statement of Operations sets forth the historical Statement of Operations of the Company for the fiscal year ended December 31, 1995 and for the six months ended June 29, 1996 and as adjusted for the Distribution and the related transactions and events described in the Notes to such Unaudited Pro Forma Statements of Operations as if the Distribution and such transactions and events had been consummated on January 1, 1995. It should be noted that the Company's historical Statements of Operations reflect Footstar in discontinued operations for all periods presented. The following Unaudited Pro Forma Balance Sheet sets forth the historical balance sheet of the Company as of June 29, 1996, and as adjusted for the Distribution and the related transactions and events described in the Notes to such Unaudited Pro Forma Balance Sheet as if the Distribution and such transactions and events had been consummated on June 29, 1996.

Management believes that the assumptions used provide a reasonable basis on which to present such Unaudited Pro Forma Statements of Operations and Unaudited Pro Forma Balance Sheet (collectively referred to as the "Unaudited Pro Forma Financial Statements"). The Unaudited Pro Forma Financial Statements should be read in conjunction with the Company's historical Consolidated Financial Statements and Notes thereto contained in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 and Quarterly Report on Form 10-Q for the quarterly period ended June 29, 1996. The Unaudited Pro Forma Financial Statements are provided for informational purposes only and should not be construed to be indicative of the Company's results of operations or financial condition had the Distribution and the transactions and events described above been consummated on the dates assumed and are not necessarily indicative of the Company's future results of operations or financial condition.


                                                           MELVILLE CORPORATION AND SUBSIDIARY COMPANIES
                                                            Unaudited Pro Forma Statement of Operations
                                                            For the Fiscal Year Ended December 31, 1995
                                                          (Dollars in millions, except per share amounts)



                                                                           Continuing
                                                                           Operations                              Pro Forma
                                                                           Before Pro Forma      Pro Forma         Continuing
                                           Melville       Footstar (e)     Adjustments           Adjustments       Operations
                                         -------------------------------------------------------------------------------------
Net sales                                $  4,865.0      $    -             $  4,865.0           $    -             $  4,865.0

Cost of goods sold, buying and
  warehousing costs                         3,506.4           -                3,506.4                -                3,506.4
                                         -------------------------------------------------------------------------------------

  Gross margin                              1,358.6           -                1,358.6                -                1,358.6

Selling, general and administrative
  expenses                                  1,075.5           -                1,075.5               (38.0) b          1,037.5
Depreciation and amortization                  71.1           -                   71.1                -                   71.1
Restructuring and asset impairment
  charge                                      165.6           -                  165.6                -                  165.6
                                         -------------------------------------------------------------------------------------

  Total operating expenses                  1,312.2           -                1,312.2               (38.0)            1,274.2


Operating profit                               46.4           -                   46.4                38.0                84.4

Gain on sale of securities                       -            -                     -                 -                    -
Dividend income                                  -            -                     -                 -                    -
Interest expense, net                          53.6           -                   53.6                (0.9) a             53.9
                                                                                                       1.2 c
                                         -------------------------------------------------------------------------------------
Total other expense                            53.6           -                   53.6                 0.3                53.9
                                         -------------------------------------------------------------------------------------

Loss (earnings) from continuing
  operations                                   (7.2)          -                   (7.2)               37.7                30.5

Income tax benefit (provision)                  2.9           -                    2.9               (15.5) d            (12.6)
                                         -------------------------------------------------------------------------------------

Net (loss) earnings from continuing
  operations                             $     (4.3)     $    -             $     (4.3)          $    22.2          $     17.9
                                         =====================================================================================
Net (loss) earnings  per share of common
  stock from continuing operations       $     (0.20)                                                               $      0.01
                                         ============                                                               ===========

Notes to Pro Forma Statement of Operations:
-------------------------------------------
a To adjust interest expense to reflect the reduction in notes payable.
b To record the estimated reduction in corporate overhead for the period presented attributed to the Footstar Spin-off.
c To record the incremental ESOP costs resulting from the conversion of
  302,108 shares of Series One ESOP Convertible Preferred Stock related to Footstar participants at January 1, 1995.
d To record the net change in the provision for income taxes based upon the
  Pro Forma Statement of Operations.
e Melville's historical Statement of Operations reflects Footstar in discontinued operations.  As such, no adjustments appear in the indicated column in the above table.


                                                                      MELVILLE CORPORATION AND SUBSIDIARY COMPANIES
                                                                       Unaudited Pro Forma Statement of Operations
                                                                         For the Six Months Ended June 29, 1996
                                                                     (Dollars in millions, except per share amounts)

                                                                               Continuing
                                                                               Operations                              Pro Forma
                                                                               Before Pro Forma       Pro Forma        Continuing
                                              Melville     Footstar (e)        Adjustments            Adjustments      Operations
                                             ------------------------------------------------------------------------------------
Net sales                                    $  2,621.9     $   -            $  2,621.9              $   -             $  2,621.9

Cost of goods sold, buying and
     warehousing costs                          1,871.4         -               1,871.4                  -                1,871.4
                                             ------------------------------------------------------------------------------------
     Gross margin                                 750.5         -                 750.5                  -                  750.5

Selling, general and administrative
     expenses                                     555.3         -                 555.3                 (11.1) b            544.2
Depreciation and amortization                      39.6         -                  39.6                  -                   39.6
Restructuring and asset impairment
     charge                                         -           -                    -                   -                    -
                                             ------------------------------------------------------------------------------------
     Total operating expenses                     594.9         -                 594.9                 (11.1)              583.8
                                             ------------------------------------------------------------------------------------
Operating profit                                  155.6         -                 155.6                  11.1               166.7

Gain on sale of securities                         76.6         -                  76.6                  -                   76.6
Dividend income                                     5.4         -                   5.4                  -                    5.4
Interest expense, net                             (17.5)        -                 (17.5)                  0.5  a            (17.5)
                                                                                                         (0.5) c
                                             ------------------------------------------------------------------------------------
     Total other income                            64.5         -                  64.5                  -                   64.5
                                             ------------------------------------------------------------------------------------

Earnings from continuing operations               220.1         -                 220.1                  11.1               231.2

Income tax provision                               88.7         -                  88.7                   4.6  d             93.3
                                             ------------------------------------------------------------------------------------
Net earnings from continuing operations      $    131.4     $   -            $    131.4              $    6.5          $    137.9
                                             ====================================================================================
Net earnings per share of common stock
     from continuing operations              $     1.18                                                                $     1.24
                                             ============                                                              ==========


Notes to Pro Forma Statement of Operations:
------------------------------------------
a  To adjust interest expense to reflect the reduction in notes payable.
b  To record the estimated reduction in corporate overhead for the period presented attributed to the Footstar Spin-off.
c  To record the incremental ESOP costs resulting from the conversion of
   248,643 shares of Series One ESOP Convertible Preferred Stock related to
   Footstar participants at January 1, 1995.
d  To record the net change in the provision for income taxes based upon the Pro Forma Statement of Operations.
e  Melville's historical Statement of Operations reflects Footstar in discontinued operations. As such, no adjustments appear in the indicated
   column in the above table.

                                                                 MELVILLE CORPORATION AND SUBSIDIARY COMPANIES
                                                                Unaudited Pro Forma Consolidated Balance Sheet
                                                                                 June 29,1996
                                                                             (Dollars in millions)

                                                                        Continuing
                                                                        Operations                             Pro Forma
                                                                      Before Pro Forma      Pro Forma          Continuing
                                           Melville      Footstar       Adjustments         Adjustments        Operations
                                         ---------------------------------------------------------------------------------
                                        C>
               Assets
Cash and cash equivalents                $   82.3         $   22.6      $   59.7            $  16.1  c       $   59.7
                                                                                              (16.1) f
Investments                                 101.8              -           101.8                                101.8
Accounts receivable                         189.9             58.0         131.9                                131.9
Due from parent                                              626.6        (626.6)              (0.3) a            -
                                                                                              896.8  b
                                                                                             (269.9) c
Inventories                               1,434.3            311.9       1,122.4                              1,122.4
Prepaid expenses                            285.6             55.7         229.9                0.7  a          230.6
                                         ---------------------------------------------------------------------------------
        Total current assets              2,093.9          1,074.8        1,019.1             627.3           1,646.4

Property and equipment, net                 891.9            174.0          717.9                               717.9
Deferred charges and other assets           243.6             27.1          216.5              (0.4) a          216.1
Goodwill, net                               174.5             29.2          145.3                               145.3
                                         ---------------------------------------------------------------------------------
        Total assets                     $3,403.9         $1,305.1      $ 2,098.8           $ 626.9          $2,725.7
                                         =================================================================================
               Liabilities
Accounts payable                         $  467.8         $   50.5      $   417.3                            $  417.3
Accrued expenses                            808.6            164.8          643.8                               643.8
Notes payable                                91.9              -             91.9             (16.1) f           75.8
Other current liabilities                    14.8              -             14.8                                14.8
                                         ---------------------------------------------------------------------------------
        Total current liabilities         1,383.1            215.3        1,167.8             (16.1)          1,151.7

Long-term debt                              321.4              0.1          321.3                               321.3
Deferred income taxes                        12.1              -             12.1                                12.1
Other long-term liabilities                 134.3             58.6           75.7                                75.7
Minority interest in subsidiaries            41.7             41.7            -                                   -
Redeemable preferred stock                    1.3              -              1.3                                 1.3

               Shareholders' equity
Footstar equity                                              989.4         (989.4)            896.8  b           (0.0)
                                                                                             (253.8) c
                                                                                              346.4  d
Preferred stock                             316.6              -            316.6             (13.3) e          303.3
Guaranteed ESOP obligations                (309.7)             -           (309.7)                             (309.7)
Common stock                                111.9              -            111.9                               111.9
Capital surplus                              64.2              -             64.2               1.8  e           66.0

Retained earnings                         1,588.9              -          1,588.9            (346.4) d        1,242.5
Unrealized gain on investments, net          25.8              -             25.8                                25.8
Cumulative translation adjustment             0.1              -              0.1                                 0.1
Common stock in treasury                   (287.8)             -           (287.8)              11.5 e         (276.3)
                                         ---------------------------------------------------------------------------------
        Total shareholders' equity        1,510.0            989.4          520.6              643.0          1,163.6
                                         ---------------------------------------------------------------------------------
        Total liabilities and
          shareholders' equity           $3,403.9         $1,305.1       $2,098.8             $626.9         $2,725.7
                                         =================================================================================


Notes to Pro Forma Balance Sheet:
--------------------------------
a To reflect the transfer of net assets related to Melville sponsored employee benefit plans to Melville.
b To reflect the transfer of retained earnings to Melville.
c To reflect the elimination of the resulting intercompany indebtedness.
d To reflect the contribution of Melville's equity investment to Footstar.
e To reflect the conversion of 248,643 shares of Series One ESOP Convertible Preference
  Stock related to Footstar participants to common stock.
f To reflect a reduction in notes payable equal to the cash received in settlement of intercompany indebtedness.


                     (c)   Exhibits.




                99.1 Distribution Agreement dated as of September 24, 1996 between Melville Corporation, Footstar, Inc. and Footaction Center, Inc.



               99.2 Tax Disaffiliation Agreement dated as of September 24, 1996 between Melville Corporation and Footstar, Inc.





                                          SIGNATURES

               Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       MELVILLE CORPORATION
Dated: October 27, 1996                By /s/ Charles Conaway

                                       Name: Charles Conaway
                                       Title:   Chief Financial Officer






                               EXHIBIT INDEX

                99.1 Distribution Agreement dated as of September 24, 1996 between Melville Corporation, Footstar, Inc. and Footaction Center, Inc.

               99.2 Tax Disaffiliation Agreement dated as of September 24, 1996 between Melville Corporation and Footstar, Inc.